Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries
List of Subsidiaries of Simpson Manufacturing Co., Inc.
At March 2, 2015

1.    Simpson Strong-Tie Company Inc., a California corporation

2.    Simpson Strong-Tie International, Inc., a California corporation

3.    Simpson Strong-Tie Canada, Limited, a Canadian corporation

4.    Simpson Strong-Tie Europe EURL, a French corporation

5.    Simpson Strong-Tie, S.A.S., a French corporation

6.    Simpson Strong-Tie Japan, Inc., a California corporation

7.    Simpson Strong-Tie Australia, Inc., a California corporation

8.    Simpson Strong-Tie A/S, a Danish corporation

9.    Simpson Strong-Tie GmbH, a German corporation

10.    Simpson Strong-Tie Sp.z,o.o., a Polish corporation

11.     Simpson France SCI, a French corporation

12.    Simpson Strong-Tie Australia Pty Limited, an Australian corporation

1.	Simpson Strong-Tie Asia Limited, a Hong Kong company

2.	Simpson Strong-Tie Asia Holding Limited, a Hong Kong company

3.	Simpson Strong-Tie (Beijing) Company Limited, a Chinese company

4.	Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company

5.	Simpson Strong-Tie s.r.o., a Czech company

6.	Societe Civile Immobiliere IMAG SCI, a French corporation

7.	Socom S.A.S., a French corporation

8.	Simpson Strong-Tie (New Zealand) Limited, a New Zealand company

9.	Simpson Strong-Tie Switzerland GmbH, a Switzerland company

10.	S&P Clever Reinforcement Company AG, a Switzerland company

11.	S&P Handels GmbH, an Austrian company

12.	S&P Clever Reinforcement GmbH, a Germany company

13.	S&P Clever Reinforcement Company Benelux B.V., a Dutch company

14.	S&P Polska Sp. z o.o., a Polish corporation

15.	Clever Reinforcement Iberica - Materiais de Construção, Lda., a Portugal private limited liability company

16.	S&P Reinforcement France, a French company

17.	Simpson Strong-Tie (Thailand) Co., Ltd, a Thai company

18.	Simpson Strong-Tie Vietnam Company Limited, a Vietnam company

19.	Simpson Strong-Tie South Africa (PTY) Ltd, a South Africa company

20.	Simpson Strong-Tie Chile Limitada, a Chile company

21.	S&P Reinforcement Nordic ApS